UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 21, 2008
CASCADE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington	000-25286	91-1661954

(State of other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)
2828 Colby Avenue, Everett, WA 98201

(Address of principal executive offices, including Zip Code)
(425) 339-5500

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 3.03 Material Modification to Rights of Security Holders
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 3.03 Material Modification to Rights of Security Holders

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On November 21, 2008, in exchange for an aggregate purchase price of $38,970,000, Cascade Financial Corporation (the “Company”) issued and sold to the United States Department of the Treasury (the “UST”) pursuant to the TARP Capital Purchase Program the following: (i) 38,970 shares of the Company’s newly designated Fixed Rate Cumulative Perpetual Preferred Stock, Series A with a par value of $.01 per share and a liquidation preference of $1,000 per share (aggregate liquidation preference of $38,970,000) (“Series A Preferred Stock”) and (ii) a warrant to purchase 863,442 shares of the Company’s common stock, $.01 par value per share, at an exercise price of $6.77 per share, subject to certain anti-dilution and other adjustments (the “Warrant”). The Warrant may be exercised for up to ten years after it is issued.
     The issuance and sale of the Series A Preferred Stock and the Warrant are exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Securities Act.
     In connection with the issuance and sale of the Company’s securities, the Company entered into a Letter Agreement including the Securities Purchase Agreement – Standard Terms, dated November 21, 2008, with the UST (the “Agreement”). The Agreement contains limitations on the payment of quarterly cash dividends on the Company’s Common Stock in excess of $.045 per share, and on the Company’s ability to repurchase its Common Stock. The Agreement also grants the holders of the Series A Preferred Stock, the Warrant and the Common Stock to be issued under the Warrant (the “Warrant Shares”) registration rights and subjects the Company to executive compensation limitations set forth in the Emergency Economic Stabilization Act of 2008.
     The Series A Preferred Stock will bear cumulative dividends at a rate of 5% per annum for the first five years and 9% per annum thereafter, in each case, applied to the $1,000 per share liquidation preference. The Series A Preferred Stock has no maturity date and ranks senior to the Company’s Common Stock (and pari passu with the Company’s other authorized series of preferred stock, of which no shares are currently outstanding) with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of the Company.
     Pursuant to the Agreement, until the UST no longer owns any shares of the Series A Preferred Stock, the Warrant or the Warrant Shares, the Company’s employee benefit plans and other executive compensation arrangements for its Senior Executive Officers must continue to comply in all respects with Section 111(b) of the Emergency Economic Stabilization Act of 2008 (the “EESA”) and the UST’s rules. The Company’s initial “Senior Executive Officers” are Carol

K. Nelson, President and Chief Executive Officer; Lars H. Johnson, Chief Financial Officer; Robert G. Disotell, Chief Credit Officer; Debbie E. McLeod, Executive Vice President, Retail Banking; LeAnne M. Harrington, Chief Administrative Officer; and Steven R. Erickson, Real Estate Lending Executive. Each of the Company’s Senior Executive Officers executed a waiver (“Waiver”) pursuant to the terms of the Agreement. A form of the Waiver is attached as Exhibit 10.2 hereto and is incorporated herein by reference.
     Each of the Company’s Senior Executive Officers also entered into the Agreement to Amend Compensation Arrangements with Senior Executive Officer (the “Compensation Amendment”) for the purpose of amending each Senior Executive Officer’s compensation, bonus, incentive and other benefit plans, arrangements and agreements in order to comply with executive compensation and corporate governance requirements of Section 111(b) of the EESA. A form of the Compensation Amendment is attached as Exhibit 10.3 hereto and is incorporated herein by reference.
     On November 20, 2008, the Company filed with the Secretary of State of Washington, Articles of Amendment to its Articles of Incorporation establishing the terms of the Series A Preferred Stock.
     Copies of the Agreement, Warrant, Compensation Amendment, form of the Waiver, Articles of Amendment to the Company’s Articles of Incorporation relating to the Series A Preferred Stock and form of Series A Preferred Stock Certificate are included as exhibits to this Report on Form 8-K and are incorporated by reference into Items 1.01, 3.02, 3.03, 5.02 and 5.03 hereof. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference to the exhibits.
Item 8.01 Other Events
     On November 24, 2008, Cascade Financial Corporation issued a press release announcing the consummation of the transaction described above under “Item 1.01. Entry into a Material Definitive Agreement.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits. The following exhibits are being furnished with this Report:
99.1	Press Release dated November 24, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASCADE FINANCIAL CORPORATION
Dated: November 25, 2008	By:	/s/ Carol K. Nelson
Carol K. Nelson
President and CEO